Exhibit 7.6

AMENDMENT NO. 1 TO COOPERATION AGREEMENT

This Amendment No. 1 to the Cooperation Agreement (this “Amendment”), dated as of November 21, 2022, is by and among Azurite Management LLC, an Ohio limited liability company (together with the members of its investment “group” for purposes of Schedule 13D filed with the SEC executing this Agreement on the signature pages hereto, “Azurite”), and Invacare Corporation, an Ohio corporation (the “Company”), with respect to the matters set forth below. Each of the Company and Azurite is referred to as a “Party” and jointly are referred to as the “Parties”. For the purposes of this Amendment, (i) terms used with initial capital letters and not otherwise defined herein will have the meanings assigned to them in the Cooperation Agreement, and (ii) references to sections in this Amendment refer to such sections of the Cooperation Agreement.

WHEREAS, the Parties are party to that certain Cooperation Agreement, dated August 22, 2022 (the “Cooperation Agreement”).

WHEREAS, the Parties desire to amend the Cooperation Agreement pursuant to and in accordance with Section 15 of the Cooperation Agreement, as set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Azurite and the Company agree as follows:

1. Amendment. The Cooperation Agreement is hereby amended as follows:

a.	Section 1(j)(ii) is hereby amended by replacing the text “3,946,558” therein, in all instances in which such text appears, with the following text: “3,600,000”.

b.

Section 2(c)(i) is hereby amended by replacing the text “19.9% of the then-outstanding Common Shares” therein with the following text: “9.995% of the total voting power represented by all shares of capital stock of the Company”.

2. Binding Effect. Except to the extent expressly provided herein, the Cooperation Agreement will remain in full force and effect in accordance with its terms.

3. Miscellaneous. Sections 12 through 16 of the Cooperation Agreement are incorporated herein by reference on a mutatis mutandis basis and, to the extent applicable, will govern the terms of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

Azurite

AZURITE MANAGEMENT LLC

By:	/s/ Steven H. Rosen
	Name:	Steven H. Rosen
	Title:	Manager

STEVEN H. ROSEN

By:	/s/ Steven H. Rosen

CRAWFORD UNITED CORPORATION

By:	/s/ Brian E. Powers
	Name:	Brian E. Powers
	Title:	President and CEO

EDWARD F. CRAWFORD

By:	/s/ Brian E. Powers
	Name:	Brian E. Powers
	Title:	Attorney-in-fact

MATTHEW V. CRAWFORD

By:	/s/ Brian E. Powers
	Name:	Brian E. Powers
	Title:	Attorney-in-fact

Invacare

INVACARE CORPORATION

By:	/s/ Geoffrey Porter Purtill
	Name:	Geoffrey Porter Purtill
	Title:	President and Chief Executive Officer

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